Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement No. 333-276801 on Form S-8 of our report dated March 18, 2024, with respect to the consolidated financial statements of Amer Sports, Inc. and subsidiaries.

/s/ KPMG AB

Stockholm, Sweden

March 18, 2024